                                                                   Exhibit 10.31
                                    AGREEMENT

THIS AGREEMENT is made this 1st day of February, 2002,



BETWEEN:          CONSOLIDATED WATER CO. LTD.
                  a Cayman Islands company having its registered office at Trafalgar Place, West Bay Road, P.O. Box 1114, George Town, Grand Cayman B.W.I. ("CWC")

AND:              CAYMAN HOTEL & GOLF INC.
                  a Canada corporation having its address for service in the Cayman Islands in care of Ritch & Conolly, Queensgate House, South Church Street, P.O. Box 1994, George Town, Grand Cayman B.W.I.("the Customer")


RECITAL:

The Customer wishes to obtain a supply of potable water in specified volume (i) by pipe for the Hotel known as the Hyatt Regency, on both sides of the West Bay Road, Grand Cayman and the irrigation of its golf course and (ii) by the Customer's truck for the Rum Point restaurant at Rum Point, and CWC has agreed to supply the water on the terms set out in this Agreement;

AGREEMENT:

1.       SUPPLY OF WATER

         (1) Subject to sub-clause (4), CWC will supply the Customer from the Commencement Date until the expiry of the Term, on the terms and conditions set out in this Agreement potable water to the quality standard required by its Concession at the meter or meters referred to in Clause 2(3) at a maximum rate of 260 gallons per minute at 62 pounds per square inch gauge.

         (2) The Volume of water supplied will be a minimum of 170,000 U.S. gallons per day. The maximum volumes to be supplied will be the amount from time to time agreed by CWC who must use its best endeavours to supply the Customer's demands in full.

         (3) Notwithstanding that CWC has connected any water supply to a hydrant or sprinkler system in the Hotel, it is expressly agreed that CWC will be under no obligation to provide water for fire fighting purposes or to ensure that the Water Tank contains water at any time whatever or under any circumstances, and will only supply water for those purposes if it is able to do so, and will not be liable for any damage whatever to the Hotel or any part of it caused by fire or any related cause.

         (4) For the purposes of this Agreement, the water supplied to the Customer is deemed to be the amount of water shown by:-

         (a) the meter measuring the amount of water passing through the Fire Pump; plus

         (b) the meter measuring the amount of water flowing into the Irrigation Tank; plus

         (c)      the Property Meter

                  less the amount of water shown by the Main Meter.

         (5) CWC must give not less than twenty-four (24) hours' notice to the Customer of any occasion on which to its knowledge the Water Tank will for any reason contain less than 250,000 U.S. gallons of water and if in circumstances unforeseen by CWC, the water in the Water Tank is, or within twenty-four (24) hours will be, reduced below 250,000 U.S. gallons, CWC must notify the Customer immediately it becomes aware of that fact.

2.       PAYMENT

         (1) From the Commencement Date until the end of the Term, the Customer will, subject to sub-clause (6) and clause 4, pay a price per 1,000 U.S. gallons equal to the total of the following:-

                  (a) for the Required Monthly Gallonage in any calendar month, US$8.50 subject to adjustment on 1st January, 2003 and on each January 1st thereafter in accordance with sub-clause (2);

                  (b) for any volume supplied in excess of the Required Monthly Gallonage in any calendar month, the price charged to commercial consumers from time to time within that part of the Licence Area in which the Hotel is situated; and

                  (c)      the Energy Adjustment Factor from time to time.

         (2) On each 1st January commencing 1st January, 2003 the Consumption Charge per 1,000 U.S. gallons of the Required Monthly Gallonage in that year will be adjusted to the figure obtained by reference to the following formula:-

                          5.41 X USPPIL + 3.09 X CICPIL
                          -------------   -------------
                              USPPI00        CICPI00

                  For the purposes of this clause:-

                  USPPIL is the United States Producer Price Index for Industrial Commodities at the preceding September 30th and USPPI00 is that index at September 30, 2000, and

                  CICPIL is the Cayman Islands Consumer Price Index at the preceding September 30th and CICPI00 is that index at September 30, 2000.

                  BUT if the Cayman Islands Government does not produce a Consumer Price Index at any relevant date, the United States Government Consumer Price Index for that date and September 30, 2000 must be used.

         (3)      (a)      CWC must furnish, fix and maintain in good repair the
                           Main Meter, the Property Meter and the meters measuring the volumes of water flowing into the Irrigation Tank and passing through the Fire Pump for determining the quantity of water used by the Customer. The Customer must pay the rental specified in paragraph (b) for the use of the Property Meter and the meter measuring the volume of water passing through the Fire Pump only, which will remain the property of CWC. If any meter is damaged by the Customer, its servants, agents or invitees, CWC will repair or replace the meter but at the Customer's expense. The Customer is liable for the cost of all water passing through (i) the Property Meter and (ii) the meters measuring the volumes of water flowing into the Irrigation Tank and passing through the Fire
                           Pump, less water passing through the Main Meter unless any meter is found to be defective after a complaint by the Customer to CWC. CWC will charge the Customer for water used based on the average water consumption of the previous twelve (12) months when the defective meter was working, pro rata for the period when the meter was not recording correctly or not recording at all.

                  (b)      Meter rates are as follows:-

                              SIZE           MONTHLY RENTAL           CONNECTION FEE           RECONNECTION FEE
                              ----           --------------           --------------           ----------------

                           20 mm (3/4")         CI$ 3.50               CI$ 80.00                     CI$ 50.00
                           25 mm (1")           CI$ 5.00               CI$120.00                     CI$ 75.00
                           38 mm (1 1/2")       CI$ 7.50               CI$175.00                     CI$110.00
                           50 mm (2")           CI$10.00               CI$240.00                     CI$150.00
                           75 mm (3")           CI$15.00               CI$360.00                     CI$225.00
                           100 mm (4")          CI$25.00               CI$560.00                     CI$300.00
                           150 mm (6")          CI$40.00               CI$800.00                     CI$350.00

         (4) CWC must invoice the Customer for the Monthly Charge for the previous calendar month and any unpaid balance on the account (including interest on any late payments at the rate set out below) and the Customer must pay each invoice within twenty-one (21) days failing which the Customer must pay CWC interest at the rate of 1 1/2% per month calculated on a daily basis from the due date to the date of payment, which CWC may charge whether or not it continues to supply water. If any invoice remains unpaid for 30 days from its date then CWC may cease supplying water until the Customer pays all invoices up to date.

         (5) The water supply service must be used only by the Customer or his tenants or guests and must not be re-sold or otherwise supplied to third parties, either within or outside the boundaries of the Hotel.

         (6) For the period beginning on the date of this agreement and ending on 31st May, 2002 only, for any gallonage supplied in excess of the Required Monthly Gallonage in any calendar month, the Customer will pay a price per 1000 U.S. gallons equal to the price payable pursuant to subclause 2(1)(a) and
                  (c) in the relevant calendar month for the Required Monthly Gallonage.

3.       SECURITY DEPOSIT

         The Customer must pay CWC on the date of this Agreement, a deposit of US$50,000.00 which CWC must hold on account of the payment of the Monthly Charge during the last month of this Agreement. So long as the Customer has paid all charges (including any interest on late payments) due under this Agreement during the previous year, CWC must, on every anniversary of the payment of the deposit, compute and credit the Customer against the following month's bill for water under this Agreement, interest on that deposit at the average rate paid by Cayman National Bank during the previous year on fixed deposits of US$50,000.00 for periods of one year. If at the end of this Agreement any portion of the deposit remains unused, CWC must immediately refund it to the Customer without interest.

4.       MINIMUM WATER QUANTITY

         (1) The Customer must pay the Consumption Charge for at least 170,000 U.S. gallons of water per day whether or not it is used if CWC was able to supply that quantity on the particular day. If CWC could not have supplied that quantity of water on any day, the Customer need only pay for the quantity which could have been supplied.

         (2) Notwithstanding sub-clause (1), if in any month after May 2002 the Customer does not use the minimum water quantity for which he has paid the Consumption Charge, CWC must give credit in succeeding months for the Consumption Charge paid in respect of the unused water against the Monthly Charge for water used in those months in excess of the minimum quantity BUT except in respect of credits earned after 31st May, 2026, which will expire on the expiration of this Agreement, unused credits earned in each 24 month period which commences 1st June during the Term (the first of which will commence 1st June, 2002) will expire at the end of each such 24 month period.

5.       FORCE MAJEURE

         Notwithstanding anything to the contrary in this Agreement, the Customer's rights against CWC and any corresponding obligations of the Customer will be suspended during any period in which CWC cannot carry out its obligations under this Agreement because of FORCE MAJEURE which includes, without limitation, hurricane, fire, flood or other acts of God, accident, explosion, war, strike, lockout, labour trouble, expropriation by Governmental authority, regulation, orders or requests of Governmental agencies or inability by the exercise of reasonable diligence to obtain supplies, materials or power.

6.       ASSIGNMENT

         (1) The Customer may not assign the benefit of this Agreement without first obtaining CWC's consent (such consent not to be unreasonably withheld or delayed) BUT:-

                  (a) may without that consent and subject to it remaining fully liable to CWC in all  respects  assign this Agreement to

                     o any wholly owned subsidiary company or any company which owns all of the Customer's shares; or

                     o any successor to the Customer by consolidation, merger or other corporate action; or

                     o the operator of the Hotel (currently the Hyatt Regency, Grand Cayman) from time to time; or

                     o any purchaser of the Customer or purchaser of the Hotel.

                  (b) in every case, each assignee of the Customer must assume and will be taken to have assumed the obligations under this Agreement and will be liable in addition to the Customer, from the date of the assignment, to comply with all the Customer's obligations in it.

                  The Customer must give notice to CWC within one month after any transaction under this clause, supplying a copy of the instrument.

                  On CWC's giving consent to any assignment and the assignee agreeing to accept all of the Customer's obligations under this Agreement, the Customer will be released from all those obligations as of the date of CWC's consent, but without prejudice to CWC's right of action in respect of any antecedent breaches by the Customer.

         (2) CWC agrees that if at any time CWC assigns or transfers the Concession or the Concession is granted to another company in which CWC has an interest, it will assign this Agreement to the assignee, transferee or grantee (as the case may be) of the Concession.

7.       TERMINATION

         (1) This Agreement may, without prejudice to any other rights which the terminating party may have against the other, be terminated by either party before the end of the Term if the other party:-

                  (a) does not comply with any of its representations,
                      warranties or agreements set out in this Agreement and does not remedy the breach (if capable of remedy) within 30 days of service on it of notice so to do; or

                  (b) is prohibited from performing its obligations under this
                      Agreement as a result of any applicable law or regulation.

         (2) The Customer may terminate this Agreement at any time after the Lease has been terminated by the Customer pursuant to the termination provisions contained in the Lease.

8.       NOTICES

         (1) A notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by telefax, as follows:-

                 (a) if to CWC, to:-

                                    Trafalgar Place
                                    West Bay Road, West Bay
                                    P.O. Box 1114
                                    George Town, Grand Cayman B.W.I.
                                    Telefax:  (345) 945-4191

                     with a copy to:-

                                    Myers & Alberga
                                    One Regis Place, 90 Fort Street
                                    P.O. Box 472
                                    George Town, Grand Cayman B.W.I.
                                    Attn:  Mr. Bryan L. Ashenheim
                                    Telefax: (345) 949-8171

                  (b) if to the Customer, to:-

                                    P.O. Box 1698
                                    George Town, Grand Cayman B.W.I.
                                    Telefax:  (345) 949-8032

                      with a copy to:-

                                    Ritch & Conolly
                                    P.O. Box 1994
                                    George Town, Grand Cayman B.W.I.
                                    Attn:  Mr. Angus Charlton
                                    Telefax:  (345) 949-8652 or 949-0673

                  or to another person, address or telefax number specified by a party by written notice to the others.

         (2) In the absence of evidence of earlier receipt, a notice or other communication is deemed given:-

                  (a) if delivered personally, when left at the address referred to in Clause 8(1).

                  (b) if sent by telefax, on completion of its transmission or, if sent on a day which is not a working day at the recipient's address, at 9:00 a.m. (recipient's time) on the next succeeding working day at the recipient's address.

9.       ENTIRE AGREEMENT, BINDING EFFECT AND MODIFICATION

         This Agreement is binding on the parties and their respective successors and assigns and may be amended or modified only by a further written agreement signed by both parties. This Agreement sets out the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements and understandings whether oral or written relating to it.

10.      NO WAIVER OF TERMS

         Unless there is a written agreement to the contrary, no neglect, omission or forbearance on CWC's part to take advantage of or enforce any right or remedy arising out of any breach or non-observance of any of the terms and conditions contained or implied in this Agreement will be deemed to be or operate as a general waiver of that term or condition or the right to enforce or take advantage of it in respect of any breach or non-observance of it either original or recurring.

11.      DEFINITIONS

         For the purposes of this Agreement:-

         (1) "the Commencement Date" means the 1st day of February, 2002.

         (2) "the Concession" means the concession granted to CWC under the Law, as amended from time to time.

         (3) "the Consumption Charge" means the charge in sub-clause 2(1)(a) subject to adjustment in accordance with sub-clause 2(2).

         (4) "the Energy Adjustment Factor" means the Energy Adjustment Factor as defined in the Concession.

         (5) "the Fire Pump" means the Customer's fire pump connected to the Water Tank.

         (6) "the Hotel" means the hotel presently known as the Hyatt Regency, the Britannia golf course, the Hyatt beach club and Hemingway's restaurant and the Rum Point restaurant comprised in the Land Registers referred to in the Schedule.

         (7) "the Irrigation Tank" means the Customer's irrigation tank marked as such on the Plan.

         (8) "the Law" means the Water (Production and Supply) Law (1996 Revision) which expression includes any amendment, consolidation or re-enactment of it.

         (9) "the Lease" means the lease under the Registered Land Law between the Customer as landlord and CWC as tenant of part of the land comprised in Registration Section West Bay Beach South Block 12D Parcel 79REM1.

         (10) "the Licence Area" means the area for which CWC has been granted the Concession under the Law.

         (11) "the Main Meter" means the water meter edged purple on the Plan metering the supply of water to that part of the Britannia Development known as "Britannia Villas".

         (12) "the Monthly Charge" means the total of the Consumption Charge and the Energy Adjustment Factor in respect of each month.

         (13) "the Plan" means the plan attached to this Agreement marked `Property Plan' and initialled by the parties for the purposes of identification.

         (14) "the Property Meter" means the water meter at the boundary of the Property to which the Water Pipe is connected, the location of which is marked in pink on the Plan.

         (15) "the Required Monthly Gallonage" means 170,000 multiplied by the number of days in the relevant calendar month.

         (16) "the Term" means the period of twenty-five (25) years or until the earlier expiry of the Concession or any renewal of it, commencing on the Commencement Date.

         (17) "the Water Pipe" means the water pipe coloured brown on the Plan running from the Property Meter to the Main Meter.

         (18) "the Water Tank" means the water tank owned by CWC located on the Property and marked as such on the Plan.

12.      APPLICABLE LAW AND FORUM

         This Agreement is governed by and must be construed in accordance with the laws of the Cayman Islands and both parties submit to the non-exclusive jurisdiction of the Cayman Islands Courts.

                                  THE SCHEDULE

                                                       THE HOTEL

         REGISTRATION SECTION                            BLOCK                                 PARCEL
--------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12C                                    27
---------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12D                                  24 & 26
---------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12D                                  79REM1
---------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12E                                    89
---------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12E                                    88
---------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12E                                    94
---------------------------------------- -------------------------------------- --------------------------------------
         West Bay Beach South                             12C                                    154
---------------------------------------- -------------------------------------- --------------------------------------
               Rum Point                                  33B                                 169 & 173
---------------------------------------- -------------------------------------- --------------------------------------



SIGNED for and on behalf of          )           CONSOLIDATED WATER CO. LTD.
CONSOLIDATED WATER CO. LTD. by       )
                                     )
a Director, in the presence of:-  )
                                                 Per: /s/ Jeffrey M. Parker
                                     )                --------------------------
     /s/ Frederick Mctaggart         )                        Director
-----------------------------------
Witness

SIGNED on behalf of CAYMAN           )           CAYMAN HOTEL & GOLF INC.
HOTEL & GOLF INC. by                 )
Scott McCaw         , a Director,    )
and by Peter Janson     , a Director )           Per: /s/ Scott Mccaw
                                                     ---------------------------
the presence of:- Marilyn Rolfe      )                        Director
                                     )
   /s/ Marilyn Rolfe                 )           Per: /s/ Peter Janson
-----------------------------------                  ---------------------------
Witness                                                       Director


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